EXHIBIT 3.1

    [Articles of Incorporation filed March 11, 1999 as Amended March 5, 2004]


                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

1.   The name of the proposed corporation is First South Bancorp, Inc.

2. The initial registered office of the corporation is 1450 Reidville Road Spartanburg, SC 29306 and the initial registered agent at such address is Barry L. Slider



3. The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable:

     a. [x] If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 30,000,000 Common Stock (Amendment increasing authorized shares from 20,000,000 to 30,000,000 effective March 5, 2004.)

     b.   The corporation is authorized to issue more than one class of shares:

                     Class of Shares               Authorized No. of Each Class





     The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See ss.33-1-230(b)) :

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See ss.33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code): See Exhibit "A"

6. The name and address of each incorporator is as follows (only one is required):

         Name                        Address                       Signature

         Barry L. Slider            1450 Reidville Rd.         s/Barry L. Slider
                                    Spartanburg, S. C.


7. I, George S. King, Jr. , an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Section 33-2-102 of the 1976 South Carolina Code.


                                   s/George S. King, Jr.
Date: 3/11/99                      ---------------------------------------------
                                   (Signature)

                                   George S. King, Jr.
                                   ---------------------------------------------
                                      (Type or Print Name)

                                              P. O. Box 11889
                                   Address:-------------------------------------
                                              Columbia, S. C. 29211
                                   ---------------------------------------------






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                                                                       EXHIBIT A

5. The optional provisions which the Corporation elects to include in the articles of incorporation are as follows:

     A.   NO PREEMPTIVE RIGHTS.

         No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into, carrying an option to purchase or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

     B.   NO CUMULATIVE VOTING.

         The holders of shares entitled to vote at an election of directors shall not have the right to cumulate their votes.

     C.   CLASSIFICATION OF DIRECTORS: STAGGERED TERMS.

         When the number of directors constituting the Corporation's Board of Directors shall be fixed at six or more members, in lieu of electing the whole number of directors annually, the directors shall be divided into three classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. In the event of any increase in the number of directors, the newly created directorships resulting from such increase shall be apportioned among the three classes of directors so as to maintain such classes as nearly equal in number as possible.

     D.   BUSINESS COMBINATIONS.

         Whether or not the Corporation has a class of voting shares registered with the Securities and Exchange Commission or another federal agency under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), any "business combination," as defined in S. C. Code Section 35-2-205 (as such section may from time to time be amended) shall only be undertaken in compliance with the provisions of Article 2 of Chapter 2 of Title 35 of the South Carolina Code (as such article may from time to time be amended), as though the Corporation had a class of voting shares registered under the 1934 Act; provided, however, if Article 2 of Chapter 2 of Title 35 of the South Carolina Code shall at any time be repealed, this provision of the Corporation's Articles of Incorporation shall not also be repealed, but shall remain in effect, unless repealed by the shareholders, in the form such Article 2 was in effect immediately prior to such repeal.

     E.   LIMITATION OF DIRECTOR LIABILITY.

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director occurring after the effective date hereof; provided, however, the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the South Carolina Business Corporation Act of 1988, as it may be amended from time to time (the "Act") or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by Section 33-2-102(e) and by the Act or any successor law or laws. Any repeal or modification of the foregoing protection by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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     F.   QUORUM.

         One-third of the shares entitled to vote thereat shall constitute a quorum at any meeting of shareholders for the transaction of any business.

     G.   MERGERS, CONSOLIDATIONS, EXCHANGES, SALES OF ASSETS OR DISSOLUTION.

         With respect to any plan of merger, consolidation or exchange, or any plan for the sale of all, or substantially all, the property and assets, with or without the good will, of the Corporation or any resolution to dissolve the Corporation, which plan or resolution shall not have been adopted by the affirmative vote of at least two-thirds of the full board of directors, such plan or resolution must be approved by the affirmative vote of holders of 80% of the outstanding shares of the Corporation.

     H.   NOMINATION OF DIRECTORS.

         No person shall be eligible to be elected a director of the Corporation at a meeting of shareholders unless that person has been nominated by a shareholder entitled to vote at such meeting by giving written notice of such nomination to the secretary of the Corporation at least sixty days prior to the date of the meeting. Such written notice shall provide any information required in the Bylaws of the Corporation.

     I.   REMOVAL OF DIRECTORS.

         An affirmative vote of 80% of the outstanding shares of the Corporation shall be required to remove any or all of the directors without cause.


     J.   DUTY OF DIRECTORS.

         When evaluating any proposed plan of merger, consolidation, exchange, or sale of all, or substantially all,of the assets of the Corporation, the board of directors shall consider the interests of the employees of the Corporation and the community or communities in which the Corporation and its subsidiaries, if any, do business in addition to the interests of the Corporation's shareholders.

     K.   AMENDMENT TO ARTICLES OF INCORPORATION.

         Any amendment to the Articles of Incorporation of the Corporation which amends, alters, repeals or is inconsistent with any of the provisions of Article 5.A, B, C, D, E, F, G, H, I or J above, unless such amendment shall have been approved by the affirmative vote of at least two-thirds of the full board of directors, shall not be effective unless it is approved by the affirmative vote of 80% of the outstanding shares of the Corporation.

     L.   INITIAL DIRECTORS

         The initial directors of the Corporation who shall serve until the first annual meeting of shareholders shall be:

         Richard H. Brooks                         Harold E. Fleming, M.D.
           1450 Reidville Rd                         1450 Reidville Rd
           Spartanburg, SC                           Spartanburg, SC

         Joel C. Griffin                           Roger A. F. Habisreutinger
           1450 Reidville Rd                         1450 Reidville Rd
           Spartanburg, SC                           Spartanburg, SC

         Herman E. Ratchford                       Chandrakant V. Shanbhag
           1450 Reidville Rd                         1450 Reidville Rd
           Spartanburg, SC                           Spartanburg, SC

         Barry L. Slider                           David G. White
           1450 Reidville Rd                         1450 Reidville Rd
           Spartanburg, SC                           Spartanburg, SC

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